Exhibit 11

                            CALCULATION OF PRIMARY EARNINGS PER SHARE
                                                           Three Months Ended                 Nine Months Ended
                                                               January 31,                       January 31,
                                                         1995              1994             1995             1994
                                                    ---------------  --------------    -------------   ---------------
 Net earnings (loss) from continuing operations     $     8,084,000  $  (17,934,000)   $   3,872,000   $   (30,350,000)
                                                    ===============  ==============    =============   ===============
 Net earnings                                       $     8,084,000  $   12,556,000    $   3,872,000   $     6,183,000
                                                    ===============  ==============    =============   ===============
 Average number of shares outstanding -
    primary:
       Average number of common shares
          outstanding                                   105,311,000     105,919,000      105,104,000       105,802,000

       Dilutive effect of stock options after
          application of treasury stock method              347,000         973,000          625,000           779,000
                                                    ---------------  --------------    -------------   ---------------
       Average number of shares outstanding             105,658,000     106,892,000      105,729,000       106,581,000
                                                    ===============  ==============    =============   ===============
 Primary earnings (loss) per share:
    From continuing operations                      $           .08  $         (.17)   $         .04   $          (.28)
                                                    ===============  ==============    =============   ===============
    Net earnings                                    $           .08  $          .12    $         .04   $           .06
                                                    ===============  ==============    =============   ===============

                        CALCULATION OF FULLY DILUTED EARNINGS PER SHARE
                                                           Three Months Ended                  Nine Months Ended
                                                               January 31,                         January 31,
                                                          1995              1994              1995              1994
                                                    ---------------   --------------    --------------    ---------------
 Net earnings (loss) from continuing operations     $     8,084,000   $  (17,934,000)   $    3,872,000    $   (30,350,000)
                                                    ===============   ==============    ==============    ===============
 Net earnings                                       $     8,084,000   $   12,556,000    $    3,872,000    $     6,183,000
                                                    ===============   ==============    ==============    ===============
 Average number of shares outstanding -
    fully diluted:
       Shares used in calculating primary
          earnings per share                            105,658,000      106,892,000       105,729,000        106,581,000
       Additional effect of stock options after
          application of treasury stock method              -                -                 -                  -
                                                    ---------------   --------------    --------------    ---------------
       Average number of shares outstanding             105,658,000      106,892,000       105,729,000        106,581,000
                                                    ===============   ==============    ==============    ===============
 Fully diluted earnings (loss) per share:
    From continuing operations                      $           .08   $         (.17)   $          .04    $          (.28)
                                                    ===============   ==============    ==============    ===============
    Net earnings                                    $           .08   $          .12    $          .04    $           .06
                                                    ===============   ==============    ==============    ===============

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